Fixed Income Investor Presentation September 2019 Fixed Income Investor Presentation [Month] [Day], 2019 Fixed Income Investor Presentation September 20, 2019 cshares, Inc. Exhibit 99.1

Forward-Looking Statements This presentation may contain forward-looking statements within the meaning of the securities laws that are based on various facts and derived utilizing important assumptions, present expectations, estimates and projections about Allegiance and its subsidiaries. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “continues,” “anticipates,” “intends,” “projects,” “estimates,” “potential,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. Forward-looking statements include information concerning Allegiance’s future financial performance, business and growth strategy, projected plans and objectives, as well as projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Allegiance’s control, which may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include but are not limited to whether Allegiance can: continue to develop and maintain new and existing customer and community relationships; successfully implement its growth strategy, including identifying suitable acquisition targets and integrating the businesses of acquired companies and banks; sustain its current internal growth rate; provide quality and competitive products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its performance objectives. These and various other risk factors are discussed in Allegiance’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and in other reports and statements Allegiance has filed with the Securities and Exchange Commission. Copies of such filings are available for download free of charge from the Investor Relations section of Allegiance’s website at www.allegiancebank.com, under Financial Information, SEC Filings. Any forward-looking statement made by Allegiance in this presentation speaks only as of the date on which it is made. Factors or events that could cause Allegiance’s actual results to differ may emerge from time to time, and it is not possible for Allegiance to predict all of them. Allegiance undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. Non-GAAP Financial Measures This presentation includes certain non-GAAP financial measures. In accordance with the SEC’s rules, Allegiance classifies a financial measure as being a non-GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are included or excluded, as the case may be, in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles as in effect from time to time in the United States in our statements of income, balance sheet or statements of cash flows. Non-GAAP financial measures do not include operating and other statistical measures or ratios or statistical measures calculated using exclusively either financial measures calculated in accordance with GAAP, operating measures or other measures that are not non-GAAP financial measures or both. The non-GAAP financial measures discuss herein should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which Allegiance calculates the non-GAAP financial measures may differ from that of other companies reporting measures with similar names. You should understand how such other banking organizations calculate their financial measures similar or with names similar to the non-GAAP financial measures when comparing such non-GAAP financial measures. Allegiance believes these non-GAAP financial measures provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP; however, such non-GAAP financial measures have a number of limitations. As such, you should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP financial measures that other companies use. Please refer to the reconciliation of these non-GAAP financial measures to their most comparable GAAP measure in the appendix to this presentation. Forward Looking Statements and Non-GAAP Financial Measures

_____________________ A rating is not a recommendation to buy, sell or hold securities. Ratings may be subject to revision or withdrawal at any time by the assigning rating organization. Each rating agency has its own methodology for assigning ratings and, accordingly, each rating should be evaluated independently of any other rating. General corporate purposes, which may include working capital, repurchasing shares of our common stock, repaying indebtedness and redemption of our outstanding securities, providing capital to support the organic growth of the Bank or funding the opportunistic acquisition of similar or complementary financial service organizations, financing investments and capital expenditures and for investments in the Bank as regulatory capital. Security Offered Holding company subordinated debt Special Redemption Coupon Frequency Covenants Issuer (Exchange: Ticker) Allegiance Bancshares, Inc. (NASDAQ: ABTX) Current Security Rating(1) BBB- by Kroll Bond Rating Agency Offering Type SEC Registered Term 10-year Optional Redemption Use of Proceeds Book-Running Manager Non-call for 5 years. Callable on any interest payment date at par thereafter Upon certain special events Fixed rate for 5 years paid semi-annually; floating rate paid quarterly thereafter Consistent with regulatory requirements for Tier 2 capital General corporate purposes(2) Keefe, Bruyette & Woods, A Stifel Company Preliminary Term Sheet

Corporate Overview

Allegiance Bancshares, Inc. Overview

Franchise Footprint

Holding Company for Allegiance Bank; Headquartered in Houston, Texas



Beaumont
Houston
Galveston
10
45
ABTX Branch Locations (27)
Houston-The Woodlands-Sugar Land MSA
Beaumont-Port Arthur MSA

Company Overview

Providing full-service banking services for owner-operated businesses

Operational History

- **27 full-service banking locations and 1 loan production office**
  - 26 in the Houston-The Woodlands-Sugar Land MSA
  - 1 in the Beaumont-Port Arthur MSA, just outside of Houston
- **Since opening in 2007, we have completed three whole bank acquisitions and one branch transaction:**
  - 2019: LoweryBank branch acquisition with approximately $45.0 million in loans and approximately $16.0 million in deposits
  - 2018: Post Oak Bank, N.A. (Post Oak Bancshares, Inc.) with $1.5 billion in total assets
  - 2015: Enterprise Bank (F&M Bancshares, Inc.) with $569.7 million in total assets
  - 2013: Independence Bank, N.A. with $222.1 million in total assets

Financial Highlights, as of or for the quarter ended June 30, 2019

Balance Sheet	Total Assets	$ 4,794.2
	Total Loans	3,858.0
	Total Deposits	3,860.6
	Total Equity	704.7
Credit	NPAs / Total Assets	0.79%
	NPLs / Total Loans	0.81%
	ALLL / Total Loans	0.72%
	NCOs / Average Loans(1)	0.06%

Profitability	ROAA(1)	1.19%
	ROATCE(1)(2)	12.52%
	Net Interest Margin (Tax Equiv.)	4.33%
	Efficiency Ratio(3)	61.9%
Capital	TE/TA(2)	10.05%
	Leverage Ratio	10.17%
	Tier 1 Ratio	11.58%
	Total Risk-Based Ratio	13.27%

Note: Dollars in millions, unless otherwise noted.

(1) Annualized for the quarter ending June 30, 2019.

(2) Please refer to the non-GAAP reconciliation in the appendix.

(3) Represents total noninterest expense divided by the sum of net interest income plus noninterest income, excluding net gains and losses on the sale of loans, securities and assets. Additionally, taxes and provision for loan losses are not part of this calculation.

AllegianceBancshares, Inc.
5

Senior Management Team Allegiance Banking Experience Previous Experience Education

Key Credit Investor Highlights Premier Community Bank in Houston A truly Houston-focused commercial banking franchise with significant opportunity for scalable organic growth Comprehensive product offering for small-to-medium businesses Deep in-market relationships drive client-focused business model Strong Financial Performance Consistent and improving profitability with 1.19% ROAA(1) and 12.52% ROATCE(1)(2) Disciplined growth and expense management contributes to a 61.9% Efficiency Ratio(3) Net interest margin driven by a high concentration of Noninterest-bearing Deposits to Deposits of 30.4% Dedication to Risk Management and Strong Credit Quality Conservative risk management culture with a centralized credit administration and an experienced central operations staff Excellent asset quality metrics Diversified total loan and commercial real estate portfolio enables attractive risk-adjusted returns Robust Capital and Liquidity Strong current capital position with a 10.05% Tangible Equity to Tangible Assets(2) and a 13.27% Total Risk-Based Capital Ratio enables flexibility when pursing future strategic growth and capital deployment initiatives Robust capital generation capability (+67 bps to Tangible Equity to Tangible Assets(2) since 2017Q4 to 2019Q2) Healthy interest coverage ratio of 8.0x(4) Experienced Management Experienced management team with decades of successful banking experience Track record of well-executed acquisitions and integrations _____________________ Note: All metrics as of or for the quarter ending June 30, 2019, unless otherwise stated. Annualized for the quarter ending June 30, 2019. Please refer to the non-GAAP reconciliation in the appendix. Represents total noninterest expense divided by the sum of net interest income plus noninterest income, excluding net gains and losses on the sale of loans, securities and assets. Additionally, taxes and provision for loan losses are not part of this calculation. Excludes deposit interest expense.

Significant Market Share in the Houston MSA Deposit Market Share Significant Opportunity Exists for a Truly Houston-Focused Community Bank Houston MSA Market Demographics Extremely Attractive and Continuously Growing Projected Population Growth: 2019 to 2024 2019 Median Household Income _____________________ Source: FDIC Summary of Deposits as of June 30, 2019; 2019 Claritas Demographic Update.

Houston Highlights Employment by Industry A Well-Diversified Economy Beyond the Oil and Gas Industry Houston Market Snapshot Economic Growth and Demographic Highlights _____________________ Source: Greater Houston Partnership Research – Q3’19 Talking Points; Texas Workforce Commission. Population and Demographics 4th Most Populous City in the United States (2.3 million residents in the city of Houston) 5th Most Populous Metro area in the United States (7.0 million residents in the Houston MSA) Employment 3.2 million jobs In the Houston MSA Service industries account for 4 out of 5 Workers in the region The goods-producing sector accounts for 1 in 5 Of the region’s jobs Economy 7th Largest U.S. Metro Economy More jobs than 35 states 22 Fortune 500 Companies call Houston Home

Our Super-Community Banking Strategy High Net Interest Margin Strong Credit Quality Centralized Credit Administration Focus on Small and Medium-Sized Owner-Operated Businesses Full-Service Bank Locations Favorable Loan Yields and Deposit Relationships Effective Centralized Operations Scalable Platform Experienced Central Operations Staff Enhanced Efficiency and Profitability Extraordinary Customer Experience Responsive Decision-Making by Empowered Lenders Strategy Structure Results

Financial Highlights

Financial Highlights – Second Quarter 2019 Assets of $4.8 billion, loans of $3.9 billion, deposits of $3.9 billion and shareholder's equity of $704.7 million at June 30, 2019 Core loan(1) growth of $1.50 billion, or 65.2%, year over year to $3.81 billion Balance Sheet Growth Record net income of $14.2 million for the second quarter 2019 compared to $12.7 million for the first quarter 2019 and $7.6 million for the second quarter 2018 Second quarter 2019 earnings were impacted by gains on sales of securities of $846 thousand Accelerated purchase accounting accretion due to payoffs of $576 thousand SBIC investment income of $214 thousand $2.8 million of acquisition accounting adjustments compared to $1.2 million of acquisition and merger-related expenses and $3.0 million of acquisition accounting adjustments recorded during the first quarter 2019 Eff. ratio decreased to 61.9% for the second quarter 2019 from 65.0% for the first quarter 2019 and 67.1% for the second quarter 2018 Profitability Net Interest Margin Net interest income increased to $45.6 million for the second quarter 2019 compared to $44.6 million for the first quarter 2019 and $27.8 million for the second quarter 2018 Net interest margin increased to 4.33% for the second quarter 2019 from 4.31% for the first quarter 2019 and 4.21% for the second quarter 2018 Net interest margin excluding purchase accounting adjustments would have been 4.07%(2) for the second quarter 2019 compared to 4.03% for the first quarter 2019 Recognitions and Awards Recognized by the Houston Chronicle as one of Houston’s 100 leading companies. The Chronicle 100 is composed of publicly traded companies in the Houston area who were ranked by 2018 performance criteria, such as, total revenues, annual growth in earnings per share, annual revenue growth and one-year total return. _____________________ Defined as total loans excluding mortgage warehouse. Please refer to the non-GAAP reconciliation in the appendix.

Historical Balance Sheet Growth Organically Driven, Enhanced by Strategic M&A Total Loans Total Assets Total Equity Total Deposits (1) _____________________ Note: Dollars in millions, unless otherwise noted. Includes $1.50 billion in assets acquired on October 1, 2018. Includes $1.16 billion of acquired loans at fair value on October 1, 2018. (4) (2) (4) (3) (5) Includes $1.29 billion of acquired deposits on October 1, 2018. Includes approximately $45.0 million of loans acquired on February 1, 2019. Includes approximately $16.0 million of deposits acquired on February 1, 2019.

Earnings Performance Well-Positioned for Consistent Growth Net Interest Income and Net Interest Margin Net Income and Earnings per Share _____________________ Note: Dollars in millions, unless otherwise noted. Includes a one-time gain from sale of branches of $1.3 million (after-tax). Includes $1.8 million and $1.7 million of core system conversion and acquisition and merger-related expenses, respectively, and $3.1 million of acquisition accounting adjustments. Includes $2.8 million of acquisition accounting adjustments, $846 thousand of gain on sales of securities, $576 thousand accelerated accretion due to payoffs and $214 thousand of SBIC income. (1) (2) (3) Includes $3.1 million of acquisition accounting adjustments; Tax equivalent net interest margin adjusted for acquisition accounting adjustments was 4.17%. Includes $2.8 million of acquisition accounting adjustments; Tax equivalent net interest margin adjusted for acquisition accounting adjustments was 4.07%. (4) (5)

Return on Average Tangible Common Equity(1) Return on Average Assets Noninterest Expense to Average Assets Efficiency Ratio _____________________ Please refer to the non-GAAP reconciliation in the appendix. Includes a one-time gain from sale of branches of $1.3 million (after-tax). Includes $1.8 million and $1.7 million of core system conversion and merger-related expenses, respectively. Includes $3.1 million of acquisition accounting adjustments. Includes $2.8 million of acquisition accounting adjustments, $846 thousand of gain on sales of securities, $576 thousand accelerated accretion due to payoffs and $214 thousand of SBIC income. Annualized for the quarter ending June 30 for each respective year. (2) (3)(4) (5)(6) (6) (6) (6) (5) (5)(6) (6) (3)(4) (3) (2) Earnings Performance, continued Solid Performance Across Profitability and Expense Ratios

Yields and Cost Analysis Net Interest Margin Loan Portfolio Reported Yields and Total Deposit Costs _____________________ Core net interest margin excludes purchase accounting adjustments. Please refer to the non-GAAP reconciliation in the appendix. (1)

Tier 1 Leverage Ratio Tangible Equity / Tangible Assets(1) Total Risk-Based Ratio Tier 1 Risk-Based Ratio Current Capital Position Flexibility for Strategic Growth and Capital Deployment Initiatives _____________________ Please refer to the non-GAAP reconciliation in the appendix.

Pro Forma Impact _____________________ Note: Net cash proceeds of $59.1 million (after underwriting discounts) is assumed to carry a 0.0% risk-weighting. Please refer to the non-GAAP reconciliation in the appendix. Pro Forma Capital Ratios Assumes $60.0 Million Gross Subordinated Debt Raised (1)

Total Loan Portfolio Composition 52.9% of CRE is Owner-Occupied CRE (incl. multi-family) by Property Type C&D (CRE) by Property Type _____________________ Note: Dollars in millions, unless otherwise noted. As of the quarter ended June 30, 2019. Includes classifications less than 2.0% of total composition. (1) (1) Loan Portfolio Composition High-Quality and Well-Diversified

Allowance / Total Loans Allowance / Nonperforming Loans Net Charge-offs / Average Loans Nonperforming Loans / Total Loans (1) _____________________ Annualized for the quarter ending June 30, 2019. Strong Asset Quality Reflective of Disciplined Credit Risk Management and Underwriting Standards

Deposit Composition and Growth Relationship Based Business Model Focused on Sourcing Noninterest-bearing Deposits Deposit Growth Trend Deposit Composition _____________________ Note: Dollars in millions, unless otherwise noted. As of the quarter ended June 30, 2019.

Securities Portfolio Composition _____________________ Note: Dollars in millions, unless otherwise noted. As of the quarter ended June 30, 2019. Weighted average yield is calculated based on amortized cost balances.

Appendix

Ratings From Kroll Bond Rating Agency _____________________ Source: Kroll Bond Rating Agency Report on website, dated November 29, 2018. Kroll Ratings Scale: https://www.krollbondratings.com/ratings/methodologies/rating-scales.

Consolidated Financial Highlights _____________________ Note: Dollars in thousands, unless otherwise noted. Performance ratios, yields and costs and net charge-offs / average loans annualized for each respective quarter ending on June 30. Please refer to the non-GAAP reconciliation. Represents total noninterest expense divided by the sum of net interest income plus noninterest income, excluding net gains and losses on the sale of loans, securities and assets. Additionally, taxes and provision for loan losses are not part of this calculation.

Historical Interest Coverage _____________________ Note I: Dollars in thousands, unless otherwise noted. Note II: Net cash proceeds of $59.1 million (after underwriting discounts) are invested in the bank for illustrative purposes only. Coupon of 4.75% is assumed for illustrative purposes only.

Our management uses these non-GAAP financial measures in its analysis of our performance: “Tangible Shareholders’ Equity” is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. Tangible shareholders’ equity is defined as total shareholders’ equity reduced by goodwill and core deposit intangibles, net of accumulated amortization. This measure is important to investors interested in changes from period to period in shareholders’ equity, exclusive of changes in intangible assets. For tangible shareholders’ equity, the most directly comparable financial measure calculated in accordance with GAAP is total shareholders’ equity. Goodwill and other intangible assets have the effect of increasing total shareholders’ equity while not increasing our tangible shareholders’ equity. “Tangible Equity to Tangible Assets” is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. Tangible equity to tangible assets is defined as total shareholders’ equity reduced by goodwill and core deposit intangibles, net of accumulated amortization, divided by tangible assets, which are total assets reduced by goodwill and core deposit intangibles, net of accumulated amortization. This measure is important to investors interested in changes from period to period in equity and total assets, each exclusive of changes in intangible assets. For tangible equity to tangible assets, the most directly comparable financial measure calculated in accordance with GAAP is total shareholders’ equity to total assets. Goodwill and other intangible assets have the effect of increasing both total shareholders’ equity and assets while not increasing our tangible common equity or tangible assets. Non-GAAP Reconciliation _____________________ Note: Dollars in thousands, unless otherwise noted. Annualized for each respective quarter ending on June 30.

Non-GAAP Reconciliation, continued “Core Net Interest Margin” is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. Core net interest margin is defined as net interest income, net of related purchase accounting adjustments, divided average earnings assets. This measure is important to investors interested in changes from period to period in net interest income, exclusive of the impact from related purchase accounting adjustments. For core net interest margin, the most directly comparable financial measure calculated in accordance with GAAP is net interest margin. _____________________ Note: Dollars in thousands, unless otherwise noted. Annualized for each respective quarter.